UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01              Entry into a Material Definitive Agreement.

On December 21, 2018 (the “Closing Date”), Ocular Therapeutix, Inc. (the “Company”) entered into a Third Amended and Restated Credit and Security Agreement (the “Agreement”) with MidCap Financial Trust (“MidCap”), Silicon Valley Bank (“SVB”), and Flexpoint MCLS SPV LLC (“Flexpoint” and, collectively with MidCap and SVB, the “Lenders”) to amend and restate that certain Second Amended and Restated Credit and Security Agreement, dated March 7, 2017, by and among the Company, the Lenders, and other lenders identified therein (the “Prior Agreement”) to refinance the Company’s existing secured term loan facility (the “Credit Facility”).  The Agreement designates MidCap to serve as administrative agent.

The Agreement increases the principal amount of the Credit Facility from $18.0 million to $25.0 million (the “Credit Facility Amount”), all of which was drawn at closing.  A portion of the borrowings were used to pay off the approximately $12.3 million outstanding principal balance under the Prior Agreement as of the Closing Date and to pay a loan origination fee of 0.5% of funds drawn.

The Agreement extends the term of the Credit Facility until December 21, 2023, and permits the Company to make interest-only payments until January 1, 2021.  The Agreement also permits the interest-only period to be extended at the Company’s option until January 1, 2022, if, prior to December 1, 2020, the Company has delivered to MidCap evidence that net sales of DEXTENZA® have exceeded $40.0 million in the aggregate during any trailing twelve-month period.

Amounts borrowed under the Credit Facility incur interest at a LIBOR-based rate, subject to a minimum 2.00% floor, plus 7.25%.  The Company may prepay funds drawn under the Credit Facility at any time, in accordance with the terms of the Agreement, subject to the prepayment fees of (i) 4.0% of outstanding principal, for funds repaid on or prior to the one-year anniversary of the Closing Date; (ii) 3.0% of outstanding principal, for funds repaid after the one-year but on or prior to the two-year anniversary of the Closing Date; (iii) 2.0% of outstanding principal, for funds repaid after the two-year but on or prior to the three-year anniversary of the Closing Date; and (iv) 1.0% thereafter.  At the time of the final payment under the Credit Facility, the Company is required to make a final payment fee of 3.5% of the Credit Facility Amount.

Pursuant to and as further described in the Agreement, the Company granted the Lenders a first-priority security interest in all assets of the Company, including its intellectual property.  The Agreement also includes a financial covenant requiring the Company to maintain at least $5.0 million in cash and/or cash equivalents at all times as well as customary affirmative and negative covenants including limitations on dispositions, mergers or acquisitions; incurring indebtedness, liens or encumbrances; paying dividends; making certain investments; and engaging in certain other business transactions.  The Company’s obligations under the Credit Facility are subject to acceleration upon the occurrence of specified events of default, including a material adverse change in the Company’s business, operations or financial or other condition.

The foregoing description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01              Other Events.

Extension of Cash Runway

Based on its current plans and forecasted expenses, the Company believes that its existing cash and cash equivalents, including the proceeds from the recent refinancing of its Credit Facility but without giving effect to any potential payment under its Collaboration Agreement with Regeneron Pharmaceuticals, Inc., will enable the Company to fund its operating expenses, debt service obligations and capital expenditure requirements into the third quarter of calendar year 2019.  The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.  Additionally, the Company has not reflected the full costs of building the sales force it is considering building for DEXTENZA® and will need to raise additional capital to support such an effort.

Update Regarding ReSure Sealant Warning Letter

As previously disclosed, in October 2018, the Company received a warning letter from the FDA relating to the Company’s compliance with data collection and information reporting obligations in a Device Exposure Registry Study for ReSure® Sealant.  The FDA warning letter is due to a perceived lack of progress with the enrollment and related data collection and information reporting obligations for a required post-approval trial.  In November 2018, the Company appealed this warning letter.  On December 26, 2018, the FDA rejected the Company’s appeal. Failure by the Company to conduct the required post-approval trial for ReSure Sealant to the FDA’s satisfaction may result in withdrawal of the FDA’s approval of ReSure Sealant or other regulatory action.  ReSure Sealant currently remains commercially available in the United States, though there is no sales support provided to the product at this time.  We have received only limited revenues from ReSure Sealant to date and anticipate only limited sales for 2019.

Update Regarding OTX-TKI Phase 1 Trial

The Company is also providing an update on its planned Phase 1 clinical trial outside the United States to test the safety, durability and tolerability of the Company’s product candidate OTX-TKI.  The Company is currently screening patients in this clinical trial and now expects to dose the first patient in the first quarter of 2019.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the commercialization of ReSure® Sealant, DEXTENZA® or any of the Company’s product candidates; the development and regulatory status of the Company’s product candidates, such as the Company’s regulatory submissions for and the timing and conduct of, or implications of results from, clinical trials of DEXTENZA for the treatment of post-surgical ocular inflammation and the prospects for approvability of DEXTENZA for post-surgical ocular inflammation or any other indications, OTX-TP for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TIC for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-IVT as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the Company’s post-

approval studies of ReSure Sealant and the Company’s ongoing communications with the U.S. Food and Drug Administration regarding the Company’s warning letter it received regarding ReSure Sealant; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals, including any potential future payments thereunder; the sufficiency of the Company’s cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the timing and costs involved in commercializing ReSure Sealant, DEXTENZA or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of ReSure Sealant, DEXTENZA or any product candidate that receives regulatory approval, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the outcome of the Company’s ongoing legal proceedings and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this filing. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this filing.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

10.1	Third Amended and Restated Credit and Security Agreement dated December 21, 2018 by and among MidCap Financial Trust, as administrative agent, Ocular Therapeutix, Inc., and the Lenders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: December 28, 2018	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer